                                                                 EXHIBIT 11.0

                       MDT CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                        THREE MONTHS ENDED DECEMBER 31,

                                  (UNAUDITED)


                                             1995          1994
                                         -----------    ----------
Weighted average number of common
    shares outstanding                     6,769,000     6,743,000

Number of common equivalent shares
    (determined using the Treasury
    Stock Method) related to stock
    options outstanding                         -           62,000
                                         -----------    ----------

Weighted average number of common
    and common equivalent shares
    outstanding                            6,769,000     6,805,000
                                         ===========    ==========

Net Income (Loss)                        $(1,633,000)   $  122,000

Earnings (Loss) per share                $      (.24)   $      .02


                                                                EXHIBIT 11.0

                       MDT CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE
                        NINE MONTHS ENDED DECEMBER 31,

                                  (UNAUDITED)


                                           1995          1994
                                        -----------    ----------
Weighted average number of common
    shares outstanding                    6,769,000     6,743,000

Number of common equivalent shares
    (determined using the Treasury
    Stock Method) related to stock
    options outstanding                       -            12,000
                                        -----------    ----------

Weighted average number of common
    and common equivalent shares
    outstanding                           6,769,000     6,755,000
                                        ===========    ==========

Net Income (Loss)                       $(1,541,000)   $  132,000

Earnings (Loss) per share               $      (.23)   $      .02



                                      15